EXHIBIT 10.31

                    GLOBAL TELECOMMUNICATION SOLUTIONS, INC.


                                                              November 21, 1996


BY FAX AND REGULAR MAIL

Whale Securities Co., L.P.
650 Fifth Avenue
New York, New York 10019

Attention: William G. Walters, Chairman

Dear Billy:

                  This is just to confirm in writing what we spoke about earlier that Global Telecommunication Solutions, Inc. ("GTS") intends to raise between $2 and $3 million dollars by issuing promissory notes and a number of warrants equal to the principal amount of the notes purchased.

                  The notes would be payable in two years, without interest, and be convertible into GTS Common Stock only in the event of a default. The warrants would be exercisable for $2.50 a share for a period of five years from the closing of the offering and would not be redeemable. GTS will commit to register the resale of the shares underlying the warrants by April 15, 1997.

                  At the final closing of the offering, GTS will pay Whale a finder's fee equal to 5% of the cash raised and issue to Whale and/or its designees a number of warrants equal to 5% of the warrants sold. The warrants will be in the same form as those purchased by the investors in the offering.

                  The resale by you and your designees of the shares underlying the warrants will be registered by means of the same registration statement we file on behalf of the investors.

                  We have already finalized the documents and have received $1,000,000 in our attorney's escrow account. We expect to close later this week on the first $2,000,000.

                  Please call me if you have any questions.

                                              Sincerely,


                                              GLOBAL TELECOMMUNICATIONS
                                                 SOLUTIONS, INC.


                                           By:      /s/Shelly Finkel
                                                Shelly Finkel
                                                Chairman of the Board